UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2018

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

Stockholder Demand Letter

On June 22, 2018, Cytori Therapeutics, Inc. received a letter from a law firm on behalf of one purported stockholder demanding a review of the voting results from our 2018 annual meeting of stockholders.  The demand letter alleges that the stockholder votes on the proposals to amend our certificate of incorporation to effect a reverse stock split and to increase the number of authorized shares of common stock were tabulated incorrectly because broker non-votes were included in the calculation of votes “for” such proposals when the proxy statement stated that broker non-votes would have the same effect as a vote “against” such proposals.  The letter demanded that our board of directors review and recount the votes cast with respect to the proposals and, if necessary, take appropriate remedial actions. After review of these allegations and discussion with the entities responsible for oversight of the voting process, the board has concluded that the tabulation of the votes cast on these proposals was performed correctly and was accurately reported. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters.  Although the proxy statement for the annual meeting indicated that these two proposals were not routine matters, brokers determined instead that they were routine under applicable rules.  As a result, brokers voted shares held in street name with respect to these proposals and, accordingly, there were no broker non-votes on these proposals.  The board will respond to the demand letter in a manner consistent with its findings.

Lorem Litigation Update

On July 12, 2018, the U.S. District Court for the Southern District of California granted our motion to dismiss a lawsuit for breach of contract and related claims filed by Lorem Vascular (“Lorem”) and dismissed this case in its entirety.  The suit alleged that we breached an oral agreement made in 2013 to purchase 5% of Lorem’s common stock for an aggregate amount of $5.0 million, and sought specific performance of the alleged oral agreement and damages in an amount to be determined at trial.  Although the Court dismissed the case without prejudice and Lorem is allowed to file a new complaint, we believe Lorem’s allegations are meritless and we will file a renewed motion to dismiss the suit in its entirety if Lorem decides to file a new complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: July 13, 2018	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer